Exhibit 99.1



  CompuDyne Reports GAAP Earnings Per Share of $0.04 for 2006 Third
    Quarter - Adjusted Earnings Per Share, Excluding Stock Option
          Expense, Was $0.09 - Backlogs Continue to Increase


    ANNAPOLIS, Md.--(BUSINESS WIRE)--Nov. 14, 2006--CompuDyne Corporation (Nasdaq:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, today reported net income of $0.04 per share for the third quarter of 2006, compared with a net loss of $0.65 per share reported in the third quarter of 2005. Revenues in the third quarter of 2006 were $34.7 million, up from $33.5 million in the third quarter of 2005. Expenses in the third quarter of 2006 included $0.4 million in non-cash stock option expense. Net income per share before this non-cash charge was $0.09. Net income for the first nine months of 2006 was $0.18 per share, compared with a net loss of $1.01 per share reported in the first nine months of 2005. Revenues for the first nine months of 2006 were $113.6 million, up from $100.9 million in the first nine months of 2005. Expenses in the first nine months of 2006 included $1.0 million in non-cash stock option expense. Net income per share for the first nine months of 2006, before this non-cash charge, was $0.29. EBITDAS for the third quarter of 2006 was $2.3 million, improved sharply from a negative $4.1 million in the third quarter of 2005. EBITDAS for the first nine months of 2006 totaled $7.1 million. The third quarter and first nine months of 2006 benefited primarily from three factors: 1) a significant reduction in our audit and Sarbanes Oxley related costs; 2) completion of the loss generating contracts at ISS' West Coast office; and 3) improved operating margins related to both significant cost reductions and an improvement in the mix of revenues.

    Institutional Security Systems ("ISS") revenue was $11.1 million in the third quarter of 2006 compared with $15.5 million in the third quarter of 2005. Pre-tax income decreased from a $0.2 million loss in the third quarter of 2005 to a $0.4 million loss in the third quarter of 2006. ISS earnings continue to be negatively impacted by the low awards and backlog experienced in the latter part of 2005 and early 2006, and by legal costs in pursuing claims and recoveries on completed projects. ISS continues to aggressively review and reduce costs while seeking to retain capacity for the current upturn in its backlog. Legal costs at ISS in the third quarter totaled $0.3 million. Recent increases in awards and backlogs, and continuing strong pre-bid activity, bodes well for increased volume and positive earnings contributions from ISS in the future. ISS backlog increased by $14.3 million to $65.5 million during the quarter.

    Attack Protection ("AP") revenue was $8.8 million in the third quarter of 2006, up 49.7% compared with $5.9 million in the third quarter of 2005. Pre-tax income improved from a loss of $1.8 million in the third quarter of 2005 to pre-tax income of $1.5 million in the third quarter of 2006. The Norshield brand business, which supplies bullet, blast and attack resistant windows and doors as well as vehicle barrier systems, benefited from completing a large contract as well as from significant progress made during 2005 in reducing costs and improving quality. The Fiber SenSys business, which is one of the world's largest suppliers of fiber optic based perimeter alarm systems, did especially well in the third quarter, benefiting from successfully completing some important military tests and the introduction of new products. AP backlogs declined by $5.6 million to $8.0 million during the quarter, reflecting the run off of a major U.S. embassy contract for bullet, blast and attack protection windows and doors. Bidding activity remains strong in this segment.

    Public Safety & Justice ("PS&J") revenues increased to $10.7 million in the third quarter of 2006 compared with $9.2 million in the third quarter of 2005. Pre-tax results for PS&J in the third quarter of 2006 were a loss of $0.6 million compared with a pre-tax loss of $3.2 million in the third quarter of 2005. The third quarter of 2006 benefited from significant reductions in indirect costs implemented late in 2005 and further changes instituted by new management put in place in the third quarter of 2006. The third quarter of 2006 was negatively impacted by the cost of the tremendously successful annual Tiburon User's Group conference in Milwaukee in September. In addition, the decision was made in 2005 to significantly accelerate the research and development effort to migrate to a full Service Oriented Architecture and .NET based software product suite, a commitment which is expected to negatively impact PS&J pre-tax in 2006 by $2.2 million but which should improve revenues and margins in future years. Spending on this new suite of products in the third quarter of 2006 was $0.5 million. Although PS&J backlogs increased slightly in the third quarter, they are still not at levels necessary for adequate profitability, although the pipeline of prospective new business is high. Xanalys, Tiburon's investigative analysis software business, won an important international selection that could lead to extensive military intelligence work.

    Integrated Electronic Systems ("IES") revenue was $4.1 million in the third quarter of 2006 compared with $2.9 million in the third quarter of 2005 and resulted in pre-tax income of $0.4 million for the third quarter of 2006 compared with $0.2 million for the third quarter of 2005. The re-bid of the Bureau of Engraving & Printing ("BEP") contract, occasioned by a protest filed by the previous incumbent, remains unresolved and we are optimistic that it will be re-awarded to IES due to its current performance. IES' Quanta subsidiary continues to perform this BEP contract and total revenues and earnings at Quanta have already exceeded Quanta's results for all of 2005. In early July 2006 Quanta purchased the assets of Signami LLC, a company that makes signals intelligence software and equipment that complements devices made by IES' Data Control Systems division. The newly combined Signami DCS contributed to IES' third quarter with $0.7 million of revenue and $0.1 million of pre-tax income despite non-cash acquisition amortization charges. Signami DCS ended the quarter with $2.3 million of order backlog.

    In the third quarter of 2006, our corporate pre-tax costs totaled $1.3 million, compared with third quarter 2005 costs of $1.7 million. This included $0.5 million of net interest cost in the third quarter of 2006 and $0.5 million in the third quarter of 2005. The majority of the expense reduction in 2006 is due to reduced costs related to audit and compliance with Section 404 of Sarbanes-Oxley. These costs have been, and are expected to continue to be, considerably below 2005 levels. Other expenses at the Corporate level have also been reduced. With good cash flow, the balance sheet remains solid with cash and marketable securities of $20.4 million (which includes pledged assets of $5.5 million), working capital of $30.6 million, shareholders' equity of $40.4 million, and only $1.8 million of debt maturities prior to 2011.

    Company-wide backlogs, although down from December 31, 2005, increased quarter over quarter during the third quarter of 2006, by $10.2 million to $121.7 million. Although this is still not an acceptable level, quoting and bidding activity levels continue to be much higher than in recent years.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to remain in compliance with its bank covenants, delays in government procurement processes, inability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to realize anticipated cost savings, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)

                                           September 30, December 31,
                  ASSETS                       2006          2005
                                           ------------- -------------
                                             (dollars in thousands)
Current Assets
  Cash and cash equivalents                $      3,042  $      6,938
  Marketable securities                          11,891        11,429
  Accounts receivable, net                       30,131        39,625
  Contract costs in excess of billings           11,039        13,764
  Inventories                                     6,056         6,195
  Prepaid expenses and other                      2,818         2,809
                                           ------------- -------------
    Total Current Assets                         64,977        80,760

Cash equivalents pledged                          5,479             -
Property, plant and equipment, net               10,723         9,962
Goodwill                                         27,519        26,846
Other intangible assets, net                      8,596         8,221
Other                                             2,036           903
                                           ------------- -------------
    Total Assets                           $    119,330  $    126,692
                                           ============= =============

   LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued liabilities $     14,220  $     23,030
  Billings in excess of contract costs
   incurred                                      11,491        13,847
  Deferred revenue                                8,213         8,094
  Current portion of notes payable                  440           440
                                           ------------- -------------
    Total Current Liabilities                    34,364        45,411

Notes payable                                     2,685         3,125
Convertible subordinated notes payable,
 net                                             39,445        39,305
Deferred tax liabilities                          2,060         2,060
Other                                               385           369
                                           ------------- -------------
    Total Liabilities                            78,939        90,270

Commitments and Contingencies

Shareholders' Equity                             40,391        36,422
                                           ------------- -------------
    Total Liabilities and Shareholders'
     Equity                                $    119,330  $    126,692
                                           ============= =============


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2006      2005      2006      2005
                               --------- --------- -------------------
                                (in thousands, except per share data)

Revenues                       $ 34,696  $ 33,499  $113,560  $100,909
Cost of sales                    22,878    25,561    77,097    70,161
                               --------- --------- --------- ---------

Gross profit                     11,818     7,938    36,463    30,748

Selling, general &
 administrative expenses          9,175    10,592    28,253    30,914
Research and development          1,769     2,565     5,470     6,918
                               --------- --------- --------- ---------
Income (loss) from operations       874    (5,219)    2,740    (7,084)

Total other expense, net            539       558     1,470     1,651
                               --------- --------- --------- ---------

Income (loss) before taxes on
 income                             335    (5,777)    1,270    (8,735)
Income tax expense (benefit)          8      (500)     (169)     (500)
                               --------- --------- --------- ---------
Net income (loss)              $    327  $ (5,277) $  1,439  $ (8,235)
                               ========= ========= ========= =========

Income (loss) per share:
------------------------------
Basic income (loss) per common
 share                         $    .04  $   (.65) $    .18  $  (1.01)
                               ========= ========= ========= =========

Weighted average number of
 common shares outstanding        8,355     8,116     8,198     8,132

Diluted income (loss) per
 common share                  $    .04  $   (.65) $    .18  $  (1.01)
                               ========= ========= ========= =========

Weighted average number of
 common shares and equivalents    8,378     8,116     8,233     8,132



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL DATA
                      (in thousands, unaudited)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues
  Institutional Security
   Systems                     $ 11,091  $ 15,548  $ 37,666  $ 43,008
  Attack Protection               8,822     5,892    31,839    18,855
  Public Safety and Justice      10,666     9,161    33,368    32,241
  Integrated Electronic
   Systems                        4,117     2,898    10,687     6,805
                               --------- --------- --------- ---------
                               $ 34,696  $ 33,499  $113,560  $100,909
                               ========= ========= ========= =========


                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Gross Profit
  Institutional Security
   Systems                     $  1,780  $  2,343  $  5,806  $  7,491
  Attack Protection               3,279       341    10,430     4,089
  Public Safety and Justice       5,750     4,781    18,218    18,073
  Integrated Electronic
   Systems                        1,009       473     2,009     1,095
                               --------- --------- --------- ---------
                               $ 11,818  $  7,938  $ 36,463  $ 30,748
                               ========= ========= ========= =========


                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Pre-tax income (loss)
  Institutional Security
   Systems                     $   (360) $   (170) $   (610) $    528
  Attack Protection               1,456    (1,800)    4,209    (2,141)
  Public Safety and Justice        (644)   (3,188)   (1,166)   (3,270)
  Integrated Electronic
   Systems                          377       172       722       180
  Corporate                        (494)     (791)   (1,885)   (4,032)
                               --------- --------- --------- ---------
                               $    335  $ (5,777) $  1,270  $ (8,735)
                               ========= ========= ========= =========


                              September 30, December 31, September 30,
                                   2006         2005          2005
                              ------------- ------------ -------------
Backlog
  Institutional Security
   Systems                    $     65,489  $    58,128  $     52,557
  Attack Protection                  7,991       28,802        16,210
  Public Safety and Justice         40,088       53,705        58,270
  Integrated Electronic
   Systems                           8,137        7,503         8,146
                              ------------- ------------ -------------
                              $    121,705  $   148,138  $    135,183
                              ============= ============ =============


            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                               EBITDAS
           (in thousands, except per share data; unaudited)

                                      Three Months      Nine Months
                                           Ended            Ended
                                      September 30,    September 30,
                                      2006     2005    2006     2005
                                     ------- -------- ------- --------

Net income (loss)                    $  327  $(5,277) $1,439  $(8,235)
Interest expense                        822      764   2,479    2,317
Income tax expense (benefit)              8     (500)   (169)    (500)
Depreciation and amortization           794      872   2,339    2,596
Non-cash stock option expense           389        -     967        -
                                     ------- -------- ------- --------
EBITDA adjusted for non-cash stock
 option expense (EBITDAS)            $2,340  $(4,141) $7,055  $(3,822)
                                     ======= ======== ======= ========


          Income (Loss) Before Non-Cash Stock Option Expense

                                      Three Months      Nine Months
                                           Ended            Ended
                                      September 30,    September 30,
                                      2006     2005    2006     2005
                                     ------- -------- ------- --------

Net income (loss)                    $  327  $(5,277) $1,439  $(8,235)
Non-cash stock option expense           389        -     967        -
                                     ------- -------- ------- --------
Income (loss) before non-cash stock
 option expense                      $  716  $(5,277) $2,406  $(8,235)
                                     ======= ======== ======= ========

Diluted income (loss) per common
 share before non-cash stock option
 expense                             $  .09  $  (.65) $  .29  $ (1.01)
                                     ======= ======== ======= ========


    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principles (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock option expense (EBITDAS), in its internal analysis of results of operations and monitors EBITDAS to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio. The Company's management also uses Income (Loss) Before Non-Cash Stock Option Expense to allow it to compare its results of operations between years. Management believes that EBITDAS and Income (Loss) Before Non-Cash Stock Option Expense is useful to investors as a meaningful comparison between periods and as an analysis of the critical components of the Company's results of operations. Management also believes that EBITDAS is useful to investors because it allows them to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio. Management believes that net income per share excluding stock option expense is helpful to investors who are trying to compare current results with prior periods.


    CONTACT: CompuDyne Corporation
             Geoffrey F. Feidelberg
             Investor Relations
             410-224-4415 ext.313
             investors.relations@compudyne.com